UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     June 17, 2008

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

341 North Main Street Troy, North Carolina 27371
(Address of Principal Executive Offices) (Zip Code)

(910) 576-6171
(Registrant’s Telephone Number, including area code)

Not Applicable
(Former Name or Address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2008, the Compensation Committee of the Board of Directors of First Bancorp (the “Company”) approved awards of stock options and performance units under the Company’s 2007 Equity Plan to, among other employees, the executive officers named below (the “Named Officers”).  The total amounts of options and performance units awarded, and listed in the table below, represent the maximum amount of options and performance units that could vest for each Named Officer if the Company achieves specified maximum goals for earnings per share, as adjusted for the impact of FDIC insurance (the “EPS Goals”), during three annual performance periods ending on December 31, 2008, 2009 and 2010.  As described in more detail below, the vesting of these awards is subject to both (1) the Company’s achievement of specific EPS Goals during the annual performance period and (2) in general, the executive’s continued employment for a period of two years beyond the annual performance period.  The following is a summary of the material terms of these awards.

Executive	Title	Options	Performance Units
Jerry L. Ocheltree	President and Chief Executive Officer	49,805	15,426
Anna G. Hollers	Executive Vice President, Chief Operating Officer, and Secretary	23,323	7,224
Teresa C. Nixon	Executive Vice President and Chief Lending Officer	21,593	6,688
Eric P. Credle	Executive Vice President and Chief Financial Officer	18,809	5,826
John F. Burns	Executive Vice President	12,130	3,757

The options were granted at an exercise price of $16.53 per share, and for a term of ten years.  Each performance unit represents the right to acquire one share of the Company’s common stock upon satisfaction of the vesting conditions.

In general, up to one-third of the total number of options and performance units granted to the Named Officers will vest annually as of December 31 of each year beginning in 2010, if and to the extent that both (1) the Company’s EPS goals for the corresponding performance period have been met and (2) as of the date of vesting (as specified in the table below), the Named Officer would still be entitled under the terms of the Plan, as modified by the terms of the award agreement, to exercise the options or receive the shares of common stock underlying the performance units.

The table below illustrates, for each Named Officer, the applicable performance periods, dates of vesting, and number of options and performance units that would vest as of each date if all vesting conditions are met, based on whether the Company achieves the threshold, target, or maximum EPS Goal for the applicable performance period.  To the extent the Company achieves an EPS Goal in excess of threshold but less than target, or in excess of target but less than maximum, the number of additional awards in excess of the level of EPS Goal actually achieved for which the performance vesting condition will be deemed satisfied will be prorated to reflect the extent to which the Company’s performance fell between the EPS Goal achieved and the next higher EPS Goal.

Vesting Schedule
	Date of Vesting (if Performance Goals are Achieved) Year Ended December 31,	# of Awards that Vest if EPS Goals and Time to Vesting is Met
		Threshold		Target		Maximum
		Options	Performance Units	Options	Performance Units	Options	Performance Units
Jerry Ocheltree	2010	4,150	1,286	8,301	2,571	16,602	5,142
	2011	4,150	1,286	8,301	2,571	16,602	5,142
	2012	4,151	1,285	8,300	2,571	16,601	5,142

Anna Hollers	2010	1,944	602	3,887	1,204	7,774	2,408
	2011	1,944	602	3,887	1,204	7,774	2,408
	2012	1,943	602	3,887	1,204	7,774	2,408

Teresa Nixon	2010	1,799	557	3,599	1,115	7,197	2,229
	2011	1,799	557	3,599	1,115	7,198	2,229
	2012	1,800	558	3,598	1,114	7,198	2,230

Eric Credle	2010	1,567	485	3,135	971	6,270	1,942
	2011	1,567	485	3,135	971	6,270	1,942
	2012	1,568	486	3,134	971	6,269	1,942

John Burns	2010	1,011	313	2,021	627	4,043	1,253
	2011	1,011	313	2,022	626	4,043	1,252
	2012	1,011	313	2,022	626	4,044	1,252

In the event of a Named Officer’s termination or a change in control of the Company, the vesting and exercisability of these awards are governed by the terms of the Company’s 2007 Equity Plan, except that in the event of death or disability, only those awards with respect to which the EPS Goals have been met prior to the time of the Named Officer’s death or disability will become fully vested.

The form of award agreement used to evidence these grant is attached hereto as Exhibit 10.

ITEM 9.01  Financial Statements And Exhibits

(d)   Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description

10	Form of Stock Option and Performance Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST BANCORP

Dated: June 23, 2008	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

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